SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 _____________

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: February 22, 2002



                            FRONTLINE CAPITAL GROUP
            (Exact name of Registrant as specified in its Charter)




                                   Delaware
                           (State of Incorporation)


                0-30162                                      11-3383642
        (Commission File Number)                      (IRS Employer Id. Number)


          405 Lexington Avenue                                  10019
        New York, New York 10174                             (Zip Code)
(Address of principal executive offices)


                                (212) 931-8000
             (Registrant's telephone number, including area code)


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Item 5.       Other Events

     FrontLine Capital Group (the "Company") has been informed by The Nasdaq National Market that it is not in compliance with the Nasdaq's continued listing requirements because for the last 30 consecutive trading days the Company's publicly-held common stock has not maintained a minimum market value of $15 million and a minimum bid price of $3.00 per share and because the Company does not meet the requirements for an alternative continued listing standard. The Company has been granted until May 15, 2002 to regain compliance with the continued listing requirements. To regain compliance, the market value of the Company's publicly-held common stock must be $15 million or more and the bid price of the Company's common stock must be at least $3.00 per share for a minimum of ten consecutive trading days. Failure to regain compliance would result in the delisting of the Company's common stock from The Nasdaq National Market. The Company could appeal a delisting to a Nasdaq Listings Qualifications Panel.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                FRONTLINE CAPITAL GROUP


                                By:  /s/ Scott H. Rechler
                                   ------------------------------
                                   Scott H. Rechler
                                   President



Date:  February 22, 2002

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